News Release

FIRST FINANCIAL CORPORATION
One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

First Financial Corporation Reports 2021 Results

Terre Haute, Indiana, February 1, 2022 – First Financial Corporation (NASDAQ:THFF) today announced results for the period ending December 31, 2021. These quarterly comparisons include the Corporation's acquisition of Hancock Bancorp, Inc., Hawesville, Kentucky, on November 5, 2021. Total assets acquired were $326 million, including $234 million in loans and $285 million in deposits.

For the quarter:

•Net income was $7.4 million reflecting $1.0 million in merger expenses, $4.0 million in merger related provision expense for Hancock, and $1.6 million in expense related to our previously announced branch optimization strategy in which nine branches were closed and consolidated into nearby locations. This compared to $15.7 million for the same period of 2020;

•Adjusted net income would have been $13.0 million or $0.99 per common share excluding the merger and branch optimization expenses incurred. 1

•Diluted net income per common share of $0.58 compared to $1.15 for the same period of 2020; and

•Return on average assets was 0.58% compared to 1.39% for the three months ended December 31, 2020.

The Corporation further reported results for the twelve months ending December 31, 2021:

•Net income was $53.0 million compared to $53.8 million for the same period of 2020;

•Adjusted net income would have been $58.4 million or $4.43 per common share excluding the merger and branch optimization expenses incurred. 1

•Diluted net income per common share of $4.02 compared to $3.93 for the same period of 2020; and

•Return on average assets was 1.10% compared to 1.25% for the twelve months ended December 31, 2020.

1 Non-GAAP financial measure that Management believes is useful for investors and management to understand the effects of certain non-recurring noninterest items and provide additional perspective on the Corporation’s performance over time as well as comparison to the Corporation’s peers and evaluating the financial results of the Corporation – please refer to the Non GAAP reconciliations contained in this release.

“We are pleased with our fourth quarter results” said Norman L. Lowery, Chairman and Chief Executive Officer. “We completed our recently announced merger with Hancock Bancorp and completed the system conversion during the quarter, allowing us to expand our presence in Kentucky, including the attractive Bowling Green, Kentucky market. We also completed our recently announced branch optimization strategy during the quarter, which is projected to save $2.3 million per year in operating expenses, but still retain the ability to serve customers in these markets. Lastly, we had exceptional loan growth during the quarter. Total loans grew by $113.0 million, or 4.55% excluding the transaction.”

Average Total Loans
Average total loans for the fourth quarter of 2021 were $2.63 billion versus $2.68 billion for the comparable period in 2020.

Total Loans Outstanding
Total loans outstanding as of December 31, 2021 were $2.82 billion compared to $2.61 billion as of December 31, 2020, an increase of $206 million or 7.88%. On a linked quarter basis, total loans grew $336 million or 13.55%. Excluding the transaction, total loans grew $113 million or 4.55%. PPP loans decreased $16 million.

Average Total Deposits
Average total deposits for the quarter ended December 31, 2021, were $4.31 billion versus $3.74 billion as of December 31, 2020, an increase of $571 million or 15.24%.

Total Deposits
Total deposits were $4.41 billion as of December 31, 2021, compared to $3.76 billion as of December 31, 2020, an increase of $654 million or 17.40%. On a linked quarter basis, total deposits increased $381 million or 9.46% from $4.03 billion for the quarter ending September 30, 2021.

Book Value Per Share
Book Value per share was $46.13 at December 31, 2021, compared to $44.03 at December 31, 2020 an increase of 4.76%.

Shareholder Equity
Shareholder equity at December 31, 2021, was $582.6 million compared to $597.0 million on December 31, 2020. In the quarter the Corporation repurchased 273,166 shares of its common stock, bringing total shares repurchased to 980,900 for 2021.

Tangible Common Equity to Tangible Asset Ratio
The Corporation’s tangible common equity to tangible asset ratio was 9.62% at December 31, 2021, compared to 11.40% at December 31, 2020.

Net Interest Income
Net interest income for the fourth quarter of 2021 was $36.8 million, compared to $37.6 million reported for the same period of 2020.

Net Interest Margin
The net interest margin for the quarter ended December 31, 2021, was 3.08% compared to the 4.11% reported at December 31, 2020.

Nonperforming Loans
Nonperforming loans as of December 31, 2021, were $15.0 million versus $21.8 million as of December 31, 2020. The ratio of nonperforming loans to total loans and leases was 0.53% as of December 31, 2021, versus 0.84% as of December 31, 2020.

Credit Loss Provision
The provision for credit losses for the three months ended December 31, 2021, was $5.7 million, including the $4.0 million related to the Hancock Bancorp merger, compared to the $448 thousand provision for the fourth quarter of 2020. In the first three quarters of 2020 the provision was calculated using the incurred loss basis. Beginning in the fourth quarter 2020, the provision was calculated using the current expected credit loss accounting standard.

Net Charge-Offs
In the fourth quarter of 2021 net charge-offs were $1.8 million compared to $416 thousand in the same period of 2020.

Allowance for Credit Losses
In March 2020 due to the uncertainty surrounding the global pandemic and as provided by the Coronavirus Aid Relief and Economic Security Act the Corporation elected to delay the implementation of the Current Expected Credit Loss accounting standard. On December 31, 2020 the Corporation adopted ASU 2016-13 (topic 326), “Measurement of Credit Losses on Financial Instruments” commonly referenced as the Current Expected Credit Loss (“CECL”) model. CECL was retrospectively adopted on January 1, 2020.

The Corporation’s allowance for credit losses as of December 31, 2021, was $48.3 million compared to $43.6 million as of December 31, 2020. The allowance for credit losses as a percent of total loans was 1.72% as of December 31, 2021, compared to 1.67% as of December 31, 2020.

Non-Interest Income
Non-interest income for the three months ended December 31, 2021 and 2020 was $10.8 million and $12.9 million, respectively.

Non-Interest Expense
Non-interest expense for the three months ended December 31, 2021, was $33.3 million compared to $31.2 million in 2020. There were $1.0 million of expenses in the quarter related to the Hancock Bancorp merger and $1.6 million related to branch optimization.

Efficiency Ratio
The Corporation’s efficiency ratio was 68.37% for the quarter ending December 31, 2021, versus 60.60% for the same period in 2020, which was also impacted by the Hancock Bancorp merger and branch optimization.

Income Taxes
Income tax expense for the twelve months ended December 31, 2021, was $12.6 million versus $11.7 million for the same period in 2020. The effective tax rate for 2021 was 19.24% compared to 17.84% for 2020.

About First Financial Corporation
First Financial Corporation (NASDAQ:THFF) is the holding company for First Financial Bank N.A. and The Morris Plan Company of Terre Haute, Inc. First Financial Bank N.A. is the fifth oldest national bank in the United States, operating 78 banking centers in Illinois, Indiana, Kentucky and Tennessee. The Morris Plan Company of Terre Haute, Inc. is a state industrial chartered financial institution operating one office in Terre Haute, Indiana. Additional information is available at www.first-online.bank.

Investor Contact:
Rodger A. McHargue
Chief Financial Officer
P: 812-238-6334
E: rmchargue@first-online.com

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
END OF PERIOD BALANCES
Assets	$5,170,799	$4,804,569	$4,560,959	$5,170,799	$4,560,959
Deposits	$4,409,569	$4,028,636	$3,755,945	$4,409,569	$3,755,945
Loans, including net deferred loan costs	$2,815,895	$2,479,910	$2,610,294	$2,815,895	$2,610,294
Allowance for Credit Losses	$48,305	$39,486	$43,637	$48,305	$43,637
Total Equity	$582,576	$594,935	$596,992	$582,576	$596,992
Tangible Common Equity (a)	$488,417	$508,618	$509,428	$488,417	$509,428

AVERAGE BALANCES
Total Assets	$5,086,702	$4,818,880	$4,532,078	$4,814,350	$4,312,919
Earning Assets	$4,875,039	$4,615,235	$3,736,217	$4,611,741	$3,714,794
Investments	$1,410,351	$1,325,651	$1,058,925	$1,278,498	$1,011,324
Loans	$2,633,559	$2,515,639	$2,676,041	$2,602,344	$2,702,225
Total Deposits	$4,312,115	$4,041,441	$3,741,155	$4,037,876	$3,532,736
Interest-Bearing Deposits	$3,823,428	$3,223,948	$3,005,337	$3,320,112	$2,872,725
Interest-Bearing Liabilities	$110,490	$106,936	$98,922	$107,367	$108,948
Total Equity	$589,197	$599,011	$610,879	$597,369	$593,791

INCOME STATEMENT DATA
Net Interest Income	$36,832	$36,028	$37,570	$143,401	$146,346
Net Interest Income Fully Tax Equivalent (b)	$37,953	$37,134	$38,606	$147,765	$150,590
Provision for Credit Losses	$5,710	$(1,500)	$448	$2,466	$10,528
Non-interest Income	$10,767	$11,092	$12,866	$42,084	$42,476
Non-interest Expense	$33,312	$28,459	$31,191	$117,406	$112,758
Net Income	$7,398	$16,098	$15,739	$52,987	$53,844

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$0.58	$1.24	$1.15	$4.02	$3.93
Cash Dividends Declared Per Common Share	$0.63	$—	$0.53	$1.16	$1.05
Book Value Per Common Share	$46.13	$46.22	$44.03	$46.13	$44.03
Tangible Book Value Per Common Share (c)	$38.66	$39.38	$37.64	$38.67	$37.57
Basic Weighted Average Common Shares Outstanding	12,804	13,019	13,695	13,190	13,716
(a) Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder's equity.
(b) Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75%.
(c) Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder's equity.

Key Ratios	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Return on average assets	0.58%	1.34%	1.39%	1.10%	1.25%
Return on average common shareholder's equity	5.02%	10.75%	10.31%	8.87%	9.07%
Efficiency ratio	68.37%	59.01%	60.60%	61.84%	58.40%
Average equity to average assets	11.58%	12.43%	13.48%	12.41%	13.77%
Net interest margin (a)	3.08%	3.22%	4.11%	3.20%	4.05%
Net charge-offs to average loans and leases	0.27%	0.04%	0.05%	0.10%	0.13%
Credit loss reserve to loans and leases	1.72%	1.59%	1.67%	1.72%	1.67%
Credit loss reserve to nonperforming loans	321.78%	210.83%	216.28%	324.11%	210.37%
Nonperforming loans to loans and leases	0.53%	0.79%	0.84%	0.53%	0.84%
Tier 1 leverage	9.83%	10.77%	11.24%	9.83%	11.24%
Risk-based capital - Tier 1	14.37%	16.63%	16.11%	14.37%	16.11%
(a) Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Accruing loans and leases past due 30-89 days	$17,096	$10,765	$17,309	$17,096	$17,309
Accruing loans and leases past due 90 days or more	$515	$1,355	$2,324	$515	$2,324
Nonaccrual loans and leases	$9,590	$13,650	$15,367	$9,590	$15,367
Total troubled debt restructuring	$4,799	$4,489	$4,206	$4,799	$4,206
Other real estate owned	$108	$884	$1,012	$108	$1,012
Nonperforming loans and other real estate owned	$15,012	$20,378	$22,909	$15,012	$22,909
Total nonperforming assets	$18,371	$23,622	$26,045	$18,371	$26,045
Gross charge-offs	$3,113	$1,614	$1,954	$8,216	$8,396
Recoveries	$1,312	$1,344	$1,538	$5,569	$4,917
Net charge-offs/(recoveries)	$1,801	$270	$416	$2,647	$3,479

Non-GAAP Reconciliations
($ in thousands, except EPS)	4Q21	Adjustments		Adjusted 4Q21

Net Interest Income	$36,832	$—		$36,832
Provision for credit losses	(5,710)	3,980	(a)	(1,730)
Noninterest income	10,767	—		10,767
Noninterest expense	(33,312)	2,585	(b)(c)	(30,727)
Income before Income Taxes	$8,577	$6,565		$15,142
Income Taxes	(1,179)	(1,313)		(2,492)
Net Income	$7,398	$5,252		$12,650
Average Shares Outstanding	12,804	12,804		12,804
Basic and Diluted Earnings Per Share	$0.58	$0.41		$0.99
(a) CECL provision addition for acquisition of Hancock Bancorp.
(b) Merger expenses: acquisition expense $810,000; severance $193,000.
(c) Branch optimization: lease termination $249,000; severance $144,000; real estate write downs $1,189,000.

Non-GAAP Reconciliations
($ in thousands, except EPS)	2021	Adjustments		Adjusted 2021

Net Interest Income	$143,401	$—		$143,401
Provision for credit losses	(2,466)	3,980	(a)	1,514
Noninterest income	42,084	—		42,084
Noninterest expense	(117,406)	2,827	(b)(c)	(114,579)
Income before Income Taxes	$65,613	$6,807		$72,420
Income Taxes	(12,626)	(1,361)		(13,987)
Net Income	$52,987	$5,446		$58,433
Average Shares Outstanding	13,190	13,190		13,190
Basic and Diluted Earnings Per Share	$4.02	$0.41		$4.43
(a) CECL provision addition for acquisition of Hancock Bancorp.
(b) Merger expenses: acquisition expense $1,052,000; severance $193,000.
(c) Branch optimization: lease termination $249,000; severance $144,000; real estate write downs $1,189,000.

CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

	December 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Cash and due from banks	$682,807	$657,470
Federal funds sold	308	301
Securities available-for-sale	1,364,734	1,020,744
Loans:
Commercial	1,674,066	1,521,711
Residential	664,509	604,652
Consumer	474,026	479,750
	2,812,601	2,606,113
(Less) plus:
Net deferred loan costs	3,294	4,181
Allowance for credit losses	(48,305)	(43,637)
	2,767,590	2,566,657
Restricted stock	16,200	14,812
Accrued interest receivable	16,946	16,957
Premises and equipment, net	69,522	62,063
Bank-owned life insurance	116,997	95,849
Goodwill	86,135	78,592
Other intangible assets	8,024	8,972
Other real estate owned	108	1,012
Other assets	41,428	37,530
TOTAL ASSETS	$5,170,799	$4,560,959

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$914,933	$732,694
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	74,015	107,764
Other interest-bearing deposits	3,420,621	2,915,487
	4,409,569	3,755,945
Short-term borrowings	93,374	116,061
FHLB advances	15,937	5,859
Other liabilities	69,343	86,102
TOTAL LIABILITIES	4,588,223	3,963,967

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-16,096,313 in 2021 and 16,075,154 in 2020
Outstanding shares-12,629,893 in 2021 and 13,558,511 in 2020	2,009	2,007
Additional paid-in capital	141,979	140,820
Retained earnings	559,139	521,103
Accumulated other comprehensive income/(loss)	(2,426)	9,764
Less: Treasury shares at cost-3,466,420 in 2021 and 2,516,643 in 2020	(118,125)	(76,702)
TOTAL SHAREHOLDERS’ EQUITY	582,576	596,992
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,170,799	$4,560,959

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollar amounts in thousands, except per share data)

	Year Ended December 31,
	2021	2020	2019
	(unaudited)
INTEREST INCOME:
Loans, including related fees	$128,000	$137,241	$124,788
Securities:
Taxable	13,998	13,625	15,191
Tax-exempt	8,762	7,952	7,674
Other	1,438	1,667	1,468
TOTAL INTEREST INCOME	152,198	160,485	149,121
INTEREST EXPENSE:
Deposits	8,158	12,801	15,711
Short-term borrowings	387	568	1,105
Other borrowings	252	770	653
TOTAL INTEREST EXPENSE	8,797	14,139	17,469
NET INTEREST INCOME	143,401	146,346	131,652
Provision for credit losses	2,466	10,528	4,700
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	140,935	135,818	126,952
NON-INTEREST INCOME:
Trust and financial services	5,255	5,423	5,036
Service charges and fees on deposit accounts	10,089	10,256	11,795
Other service charges and fees	18,212	15,644	14,012
Securities gains (losses), net	114	233	44
Gain on sales of mortgage loans	5,003	6,626	2,573
Other	3,411	4,294	4,992
TOTAL NON-INTEREST INCOME	42,084	42,476	38,452
NON-INTEREST EXPENSE:
Salaries and employee benefits	64,474	61,931	54,827
Occupancy expense	8,774	8,202	7,600
Equipment expense	10,174	10,568	8,244
FDIC Expense	1,294	316	693
Other	32,690	31,741	32,984
TOTAL NON-INTEREST EXPENSE	117,406	112,758	104,348
INCOME BEFORE INCOME TAXES	65,613	65,536	61,056
Provision for income taxes	12,626	11,692	12,184
NET INCOME	52,987	53,844	48,872
OTHER COMPREHENSIVE INCOME
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	(18,148)	19,269	20,998
Change in funded status of post retirement benefits, net of taxes	6,298	(2,004)	(5,045)
COMPREHENSIVE INCOME	$41,137	$71,109	$64,825
PER SHARE DATA
Basic and Diluted Earnings per Share	$4.02	$3.93	$3.80
Weighted average number of shares outstanding (in thousands)	13,190	13,716	12,865